UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: February 3, 2010

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 3, 2010, Akamai Technologies, Inc. (“Akamai” or the “Registrant”) announced its preliminary financial results for the fiscal year ended December 31, 2009. Set forth below is a revised balance sheet dated December 31, 2009 that corrects two errors in the unaudited balance sheet dated December 31, 2009 (the “original balance sheet”) that was included in the press release furnished as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated February 3, 2010.

Under the terms of Akamai’s 1% senior convertible subordinated notes due 2033 (the “convertible notes”), holders of the convertible notes will have the right to require the repayment of some or all of the principal amount of such convertible notes on specified dates beginning in December 2010. The indebtedness associated with such convertible notes was erroneously classified as a long-term liability in the original balance sheet. Accordingly, Akamai has reclassified the indebtedness associated with such convertible notes as a current liability in the balance sheet set forth below. See Note 12 to the financial statements included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 for a more complete discussion of the terms of the convertible notes. In addition, a $9.9 million non-cash deferred tax item was erroneously recorded in the original balance sheet as an increase, rather than a decrease, in each of Deferred Income Tax Assets and Stockholders’ Equity. To reflect the correction of such item, the Deferred Income Tax Assets and Stockholders’ Equity have each been reduced by $19.8 million in the balance sheet set forth below.

None of the changes to the original balance sheet require any adjustments to the Registrant’s Condensed Consolidated Statement of Operations for the year ended December 31, 2009, Condensed Consolidated Statement of Cash Flows for the year ended December 31, 2009, or Condensed Consolidated Balance Sheet dated December 31, 2008 included in the original press release.

Akamai expects to timely file its Annual Report on Form 10-K, including its audited consolidated financial statements, on or about March 1, 2010.

Akamai Technologies, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands)

(unaudited)

	Dec. 31, 2009	Dec. 31, 2008
	(Revised)
Assets
Cash and cash equivalents	$181,305	$156,074
Marketable securities	384,834	171,097
Restricted marketable securities	602	3,460
Accounts receivable, net	154,269	139,612
Prepaid expenses and other current assets	40,163	31,666

Current assets	761,173	501,909
Marketable securities	494,707	440,843
Restricted marketable securities	36	153
Property and equipment, net	182,404	174,483
Goodwill and other intangible assets, net	517,620	534,253
Other assets	4,416	5,592
Deferred income tax assets, net	127,154	223,718

Total assets	$2,087,510	$1,880,951

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$92,563	$87,297
Other current liabilities	34,975	13,159
Convertible notes, current portion	199,755	—

Current liabilities	327,293	100,456
Other liabilities	21,495	11,870
Convertible notes	—	199,855

Total liabilities	348,788	312,181
Stockholders’ equity	1,738,722	1,568,770

Total liabilities and stockholders’ equity	$2,087,510	$1,880,951

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2010	AKAMAI TECHNOLOGIES, INC.

/s/ J. Donald Sherman
J. Donald Sherman
Chief Financial Officer

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